UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2026

LASER PHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41515	84-3628771
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

250 Technology Park
Lake Mary, FL	32746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 804-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LASE	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 20, 2026, the registrant (“Laser Photonics” or the “Company”) received a notice from Nasdaq Listing Qualifications department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that since the Company has not yet filed its Form 10-K for the year ended December 31, 2025, it no longer complies with Nasdaq’s Listing Rules (the “Rules”), specifically Listing Rule 5250(c)(1), for continued listing. The notice from Nasdaq stated that the Company has 60 calendar days or until June 22, 2026, to submit a plan to regain compliance, and if Nasdaq accepts the Company’s plan, Nasdaq can grant an exception of up to 180 calendar days from the due date, or until October 12, 2026, to regain compliance by filing its Form 10-K for the year ended December 31, 2025 Any subsequent periodic filing that is due within the 180-day exception period must be filed no later than the end of the period.

Shortly after the Company’s receipt of this notice from Nasdaq, the Company filed its Form 10-K for the year ended December 31, 2025, that was delayed as a result of resolving accounting issues raised by the Company’s recently engaged independent registered public accounting firm. Accordingly, on April 21, 2026, Nasdaq sent a letter to the Company stating that in light of the Company filing its Form 10-K for the year ended December 31, 2025, that it now complied with Listing Rule 5250(c)(1) (the “Rule”) and that the matter was now closed.

A copy of the press release announcing this deficiency notice is attached hereto and incorporated herein to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Press Release Issued by Laser Photonics Corporation dated April 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 21, 2026	Laser Photonics Corporation

	By:	/s/ Wayne Tupuola
Wayne Tupuola
President and CEO

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